Exhibit 6.8

STOCK CUSTODY AGREEMENT

for Sale of Shares of Class A Common Stock

of Chicken Soup for the Soul Entertainment, Inc.

Continental Stock Transfer & Trust Company

17 Battery Place, 8th Floor

New York, New York 10004

Ladies and Gentlemen:

There are hereby delivered to Continental Stock Transfer & Trust Company, as custodian (the “Custodian”), certificate(s) representing shares of Class A common stock (“Common Stock”) of Chicken Soup for the Soul Entertainment, Inc., a Delaware corporation (the “Company”), as set forth at the end of this letter on the page entitled “CERTIFICATE(S) DEPOSITED.” Each of the certificates so delivered is accompanied by an executed stock power duly endorsed for transfer and is in negotiable form bearing the signature of the undersigned. The certificate(s) are to be held by the Custodian for the account of the undersigned and are to be disposed of by the Custodian in accordance with this Custody Agreement (this “Custody Agreement”).

Concurrently with the execution and delivery of this Custody Agreement, the undersigned has executed a power of attorney (the “Power of Attorney”) irrevocably appointing Scott W. Seaton and William J. Rouhana, Jr. each with full power and authority to act alone in any matter thereunder and with full power of substitution, the true and lawful attorneys-in-fact of the undersigned (individually, an “Attorney” and collectively, the “Attorneys”), with full power and authority in the name of, for and on behalf of, the undersigned with respect to certain matters arising in connection with the sale of the Common Stock by the undersigned as contemplated by that certain joint bookrunning manager agreement (the “Joint Bookrunning Manager Agreement”) among the Company, certain shareholders of the Company, including the undersigned (the “Selling Shareholders”), and HCFP/Capital Markets LLC, as representative (the “Representative”) of the selling agents to be named in the Joint Bookrunning Manager Agreement (the “Selling Agents”), including, but not limited to, entering into and performing the undersigned’s obligations under the Joint Bookrunning Manager Agreement.

The total number of shares of Common Stock to be sold by the undersigned to the Selling Agents and set forth in the Joint Bookrunning Manager Agreement is hereinafter referred to as the “Shares.”

The Custodian is hereby authorized and directed to hold the certificate(s) deposited with the Custodian hereunder in the custody of the Custodian and, subject to the instructions of the Attorneys: (i) to take all necessary action to cause the Shares to be transferred on the books of the Company into such names as the Representative, on behalf of the several Selling Agents, shall have instructed, including surrendering the certificate(s) representing the Shares to the transfer agent for the Common Stock for cancellation, in exchange for new certificate(s) for shares of Common Stock registered in such names and in such denominations as the Representative shall have instructed; (ii) to deliver such new certificate(s) to the Representative, for the accounts of the several Selling Agents, against payment for such Shares at the purchase price per Share specified in the Joint Bookrunning Manager Agreement and to give receipt for such payment; (iii) to deposit the same to the Custodian’s account as custodian for the Shares and draw upon such account to pay such transfer taxes, if any, payable in connection with the transfer of the Shares to the Selling Agents (“Transfer Taxes”) as the Custodian may be instructed to pay by the Attorneys; (iv) to transmit to the undersigned in the manner set forth under “Manner of Payment” below, within 24 hours of receiving instructions from the Attorneys to do so, the excess, if any (the “Net Proceeds”), of the amount received by the Custodian as payment for the Shares over the Transfer Taxes, if any. The amount of such Net Proceeds is to be paid in the manner requested by the undersigned at the end of this Custody Agreement or in such manner as the Custodian, in accordance with the terms hereof, shall deem appropriate. Upon receipt of instructions from the Attorneys, the Custodian shall also return to the undersigned new certificate(s) representing the excess, if any, of the number of shares of Common Stock represented by the certificate(s) deposited with the Custodian hereunder over the number of Shares sold by the undersigned to the Selling Agents pursuant to the Joint Bookrunning Manager Agreement.

Under the terms of the Power of Attorney, the authority conferred thereby is granted and conferred subject to and in consideration of granted and conferred subject to and in consideration of the interests and actions of the Attorneys, the Selling Agents and the Company and is irrevocable and not subject to termination by any act of the undersigned or by operation of law, whether by the death or incapacity of the undersigned (if the undersigned is an individual), by the death or incapacity of any trustee or executor or the termination of any trust or estate (if the undersigned is a trust or an estate), or by the dissolution or liquidation of any corporation, limited liability company or partnership (if the undersigned is a corporation, limited liability company or partnership), or by the occurrence of any other act of the undersigned (any of the foregoing being hereinafter referred to as an “Event”). Accordingly, the certificate(s) deposited with the Custodian hereunder and this Custody Agreement and the Custodian’s authority hereunder are subject to and in consideration of the interests of the Attorneys, the Selling Agents and the Company, and this Custody Agreement and the Custodian’s authority hereunder are irrevocable and are not subject to withdrawal or termination by the occurrence of any Event. If an Event shall occur after the execution hereof but before the delivery of the Shares to the Selling Agents, then certificate(s) representing such Shares will be delivered by the Custodian to the Selling Agents on behalf of the undersigned in accordance with the terms and conditions of the Joint Bookrunning Manager Agreement and this Custody Agreement and any actions taken by the Custodian pursuant to this Custody Agreement shall be as valid as if such Event had not occurred, regardless of whether or not the Custodian, the Attorneys, the Selling Agents or any one of them, shall have received notice of such Event.

Notwithstanding any of the foregoing provisions, if the Joint Bookrunning Manager Agreement shall not have been executed and delivered, or the transactions contemplated thereby shall not have been consummated by October 31, 2017, then, upon receipt of written notice from the Attorney to the Custodian on or after that date, the Custodian shall return to the undersigned all certificate(s), together with any stock powers, delivered herewith.

Until payment of the purchase price for the Shares has been made to the Custodian by or for the account of the several Selling Agents, the undersigned shall remain the owner of all shares of Common Stock represented by the certificate(s) deposited with the Custodian hereunder and shall have the right to vote such shares and all other securities, if any, represented by such certificate(s) and to receive all dividends and distributions thereon, except the right to retain custody and dispose of such shares, which is subject to the rights of the Custodian under this Custody Agreement, the Attorneys under the Power of Attorney and the Selling Agents under the Joint Bookrunning Manager Agreement. The Selling Agents shall not acquire the power or the right to direct the investment of the Shares by virtue of this Custody Agreement until the consideration therefor is paid pursuant to the Joint Bookrunning Manager Agreement.

The Custodian shall be entitled to act and rely upon any statement, request, notice or instruction respecting this Custody Agreement given to the Custodian by the Attorneys, or any one of them. Any Attorney has the authority to instruct the Custodian on irregularities or discrepancies in the certificates representing shares of Common Stock and any accompanying documents.

In taking any action requested or directed by the Representative and permitted under the terms of this Custody Agreement, the Custodian will be entitled to rely upon a writing signed by a Vice President, Senior Vice President, Managing Director, Counsel, Assistant General Counsel or General Counsel of HCFP/Capital Markets LLC

2

It is understood that the Custodian assumes no responsibility or liability to any person or entity other than to deal with the certificate(s) deposited with the Custodian hereunder and the proceeds from the sale of all or a portion of the securities represented thereby in accordance with the provisions of this Custody Agreement. The undersigned agrees to indemnify the Custodian for and to hold the Custodian free from and harmless against any and all loss, claim, damage, liability or expense incurred by the Custodian arising out of or in connection with acting as Custodian hereunder, as well as the cost and expense of defending against any claim of liability hereunder, which is not due to the Custodian’s own gross negligence, bad faith or willful misconduct; provided, however, that (i) the liability under this Custody Agreement of each Selling Shareholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Shareholder from the sale of the Shares sold by such Selling Shareholder under the Joint Bookrunning Manager Agreement and (ii) no Selling Shareholder shall be required to contribute any amount in excess of the amount by which the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Shareholder from the sale of the Shares sold by such Selling Shareholder under the Joint Bookrunning Manager Agreement exceeds the amount of any damages which such Selling Shareholder has otherwise been required to pay under the Joint Bookrunning Manager Agreement.

By executing this Custody Agreement, each of the Selling Shareholders represents that, as of the date hereof, such Selling Shareholder (i) has the authority to execute and deliver this Custody Agreement; (ii) has the authority to sell the Shares; and (iii) has good and marketable title to such Shares, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever, and such Shares will be transferred to the purchasers of such Shares pursuant to the Joint Bookrunning Manager Agreement, assuming such purchasers purchase such Shares for value in good faith and without notice of any such lien, encumbrance, equity or other adverse claim within the meaning of the Uniform Commercial Code, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever. The representations, warranties and agreements of the Selling Shareholders in this Custody Agreement are made for the benefit of, and may be relied upon by, the Company, the Custodian and the Selling Agents, and their respective representatives, agents and counsel. These representations, warranties, agreements and covenants shall remain operative and in full force and effect, and shall survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any of the persons or entities listed in the preceding sentence, (ii) acceptance of the Shares and payment for them under the Joint Bookrunning Manager Agreement and (iii) termination of this Custody Agreement.

This Custody Agreement shall be binding upon the undersigned and the heirs, legal representatives, distributees, successors and assigns of the undersigned.

This Custody Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile or e-mail/.pdf transmission shall constitute valid and sufficient delivery thereof.

This Custody Agreement shall be governed by the laws of the State of New York without regard to the conflicts of laws principles thereof.

3

Please acknowledge your acceptance hereof as Custodian, and receipt of the certificate(s) deposited with you hereunder, by executing and returning the enclosed copy hereof to the undersigned in care of the Attorneys.

Dated:                                           , 2017

Very truly yours,

By:
Name:
Title:

4

Print Name(s), Address and Fax Number(s) of

Selling Shareholder(s) and Name and Title of

any Person Signing as Agent or Fiduciary:

_______________________________________

_______________________________________

_______________________________________

_______________________________________

Taxpayer I.D.: ____________________________

Fax Number: _____________________________

Instruction: If you are an individual and are married, your spouse is required to complete this form:

SPOUSAL CONSENT

I am the spouse of .. On behalf of myself, my heirs and legatees, I hereby join in and consent to the terms of the foregoing Custody Agreement and agree to the sale of the shares of Class A Common Stock of Chicken Soup for the Soul Entertainment, Inc., registered in the name of my spouse or otherwise registered, which my spouse proposes to sell pursuant to the Joint Bookrunning Manager Agreement (as defined therein).

Dated: ____________, ______

________________________________
(Signature of Spouse)

Instruction: Complete each column as to certificate(s) to be deposited with the Custodian.

CERTIFICATE(S) DEPOSITED

Stock Certificate Number	Maximum Number of Shares of Common Stock To Be Sold from Certificate

Total

5

Instruction: Indicate how you wish to receive payment for the shares of Common Stock sold to the Selling Agents. Please note that if you are selling shares of Common Stock registered in the name of a corporation or other association or a trust, payment will be made only to the corporation or other association or trust. A wire transfer can be made only to an account standing in exactly the same name as the person or entity, including the corporation or other association or trust, that is the registered owner of the Common Stock being sold.

MANNER OF PAYMENT

I request that payment of the net proceeds from the sale of the shares of Common Stock of the Company to be sold by me pursuant to the Joint Bookrunning Manager Agreement be made in the following manner (CHECK ONE):

☐	CHECK made payable to: __________________________________

to be sent to the following address:

__________________________________

__________________________________

Phone: ( ) _______________________

Please send by (check one):

☐	First class mail
☐	Federal Express, account number

__________________________________

OR

☐	TRANSFER to the following account:

Account No. _________________________

Bank ______________________________ See attached wire transfer instructions
(name)

____________________________________
(address)

ABA No.____________________________

Phone: ( ) _________________________

OR

☐	OTHER (please specify)

___________________________________

6

CUSTODIAN’S ACKNOWLEDGMENT AND RECEIPT

Continental Stock Transfer & Trust Company, as Custodian, acknowledges acceptance of the duties of the Custodian under the foregoing Custody Agreement and receipt of the certificate(s) referred therein.

Dated:                           , 2017

CONTINENTAL STOCK TRANSFER &
TRUST COMPANY

By:	____________________________
Name:
Title:

7

POWER OF ATTORNEY OF SELLING SHAREHOLDER

Mr. Scott W. Seaton

c/o Chicken Soup for the Soul Entertainment, Inc.

132 E. Putnam Avenue

Floor 2W

Cos Cob, Connecticut 06807

The undersigned shareholder of Chicken Soup for the Soul Entertainment, Inc., a Delaware corporation (the “Company”), understands that it is contemplated that the undersigned will sell shares of Class A common stock of the Company (“Common Stock”) through the selling agents (the “Selling Agents”) named in the Joint Bookrunning Manager Agreement, among the Company and HCFP/Capital Markets LLC, as representative of the Selling Agents (in such capacity, the “Representative”), and the selling shareholders named therein (the “Selling Shareholders”), including the undersigned, substantially in the form filed as an exhibit to the Offering Statement (as defined below) (such agreement, in the form in which executed, being called herein the “Joint Bookrunning Manager Agreement”), pursuant to the Joint Bookrunning Manager Agreement, and the Selling Agents propose to offer and sell such shares of Common Stock (including the offer and sale of newly issued shares of Common Stock by the Company and the offer and sale of shares of Common Stock by other Selling Shareholders pursuant to the Joint Bookrunning Manager Agreement, the “Offering”) to the public. The undersigned also understands that the Company has filed an Offering Statement on Form 1-A, Registration No. 024-10704 (as amended, the “Offering Statement”), with the Securities and Exchange Commission (the “Commission”) in connection with the Offering.

Capitalized terms used but not otherwise defined herein have the meanings set forth in the Joint Bookrunning Manager Agreement.

(1)       In connection with the foregoing, the undersigned hereby constitutes and appoints each of Scott W. Seaton and William J. Rouhana, Jr. as attorney-in-fact (each an “Attorney” and, together, the “Attorneys”) of the undersigned, with full power and authority to act, together or individually, including full power of substitution, in the name of and for and on behalf of the undersigned with respect to all matters arising in connection with the sale of the Shares (as defined below) by the undersigned including, but not limited to, the power and authority to take any and all of the following actions:

(a)       to instruct the participant in The Depository Trust Company (“DTC”) that maintains a securities account with respect to the Shares on behalf of the undersigned (the “DTC Participant”), if any, to, among other things, withdraw up to the Maximum Shares (as defined below) from the DTC Participant’s account with DTC;

(b)       to sell, assign and transfer to the Selling Agents pursuant to the Joint Bookrunning Manager Agreement up to the Maximum Number of Shares of Common Stock specified on the signature page of the undersigned hereto (the “Maximum Shares”), or such lesser amount as the Attorneys, or any of them, in their or his sole discretion shall determine, on behalf of the undersigned at a purchase price per share to be paid by the Selling Agents, as determined by negotiation among the Company, the Attorneys and the Representative, but at the same price per share to be paid by the Selling Agents to the Company and all other Selling Shareholders for the shares of Common Stock sold by each of them in the Offering;

8

(c)       for the purpose of effecting such sale, to execute on behalf of and to perform the undersigned’s obligations under the Joint Bookrunning Manager Agreement, the receipt of a draft of which is hereby acknowledged, containing such additions to or changes in the terms, provisions and conditions thereto as the Attorneys, or any of them, in their or his sole discretion, shall approve, including, subject to the limitation set forth in paragraph (1)(b) hereof, the purchase price per share to be paid by the Selling Agents and including any additions to or changes in the terms, provisions and conditions thereof relating to the Offering; provided that no such addition or change shall be materially adverse to the undersigned, as determined in the reasonable judgment of the Attorneys, or any of them, without the undersigned’s written consent other than (i) the determination of the purchase price per share to be paid by the Selling Agents (subject to the limitation set forth in paragraph (1)(b) hereof), and (ii) the determination of the number of shares of Common Stock to be sold by the undersigned to the Selling Agents, which number shall be no greater but may be fewer than the Maximum Shares (such number of shares of Common Stock sold by the undersigned pursuant to the Joint Bookrunning Manager Agreement, the “Shares”), none of clause (i) or (ii) requiring the undersigned’s written consent; provided, further, that all terms and conditions applicable to each Selling Shareholder shall be the same;

(d)       to give such orders and instructions to the Company, the Custodian and the transfer agent for the Common Stock (the “Transfer Agent”) as the Attorneys, or any of them, in their or his sole discretion, shall determine with respect to (i) the transfer of the Shares on the books of the Company in order to effect the sale to the Selling Agents in the Offering, including giving the name or names in which new certificates for the Shares are to be issued or book-entry positions created, and the denominations thereof, (ii) the delivery to or for the account of the Selling Agents of the Shares against receipt by the Selling Shareholders of the purchase price to be paid therefor, (iii) the remittance to the undersigned of the balance of the proceeds from any sale of Shares (net of underwriting discounts and commissions) and (iii) the remittance to the undersigned of new certificates or creation of new book-entry positions representing that number of shares of Common Stock, if any, that is in excess of the number of shares of Common Stock sold by the undersigned to the Selling Agents in the Offering;

(e)       to retain legal counsel in connection with any and all matters referred to herein;

(f)       to endorse (in blank or otherwise) on behalf of the undersigned the certificate or certificates, if any, representing the Shares to be sold by the undersigned, or a stock power or powers attached to such certificate or certificates;

(g)       to make, acknowledge, verify and file on behalf of the undersigned applications, consents to service of process and such other documents, undertakings or reports as may be required by law with state commissioners or officers administering state securities law in connection with (but only in connection with) the Offering; and

(h)       to make, exchange, acknowledge and deliver all such other contracts, powers of attorney, orders, receipts, notices, requests, instructions, certificates, letters and other writings, including communications to the Commission and amendments to the Joint Bookrunning Manager Agreement and Custody Agreement, and in general to do all things and to take all actions, that the Attorneys, or any of them, in their or his sole discretion, may consider necessary or proper and not materially adverse to the undersigned in connection with or to carry out the aforesaid sale of the Shares to the Selling Agents and the Offering, as fully as could the undersigned if personally present and acting; provided, that no such contracts, power of attorney, orders, receipts, notices, requests, instructions, certificates, if any, letters or writings shall impose any obligation on the undersigned not contemplated by the Joint Bookrunning Manager Agreement which may be materially adverse to the undersigned. The Attorneys shall serve hereunder without compensation.

9

(2)       This Power of Attorney and all authority conferred hereby are granted and conferred subject to and in consideration of the interests and actions of the Attorneys, the Selling Agents and the Company, and for the purpose of completing the transactions contemplated by the Joint Bookrunning Manager Agreement, the Custody Agreement and this Power of Attorney. Except as provided below, this Power of Attorney and all authority conferred hereby shall be irrevocable and shall not be terminated by the undersigned or by operation of law, whether by the death or incapacity of the undersigned (if the undersigned is an individual), by the death or incapacity of any trustee or executor or the termination of any trust or estate (if the undersigned is a trust or an estate), or by the dissolution or liquidation of any corporation, limited liability company or partnership (if the undersigned is a corporation, limited liability company or partnership), or by the occurrence of any other act of the undersigned. If any event described in the preceding sentence shall occur before the delivery of the Shares to be sold by the undersigned under the Joint Bookrunning Manager Agreement, certificates for the Shares shall be delivered by or on behalf of the undersigned in accordance with the terms and conditions of the Joint Bookrunning Manager Agreement and the Custody Agreement, and all other actions required to be taken under the Joint Bookrunning Manager Agreement shall be taken, and action taken by the Attorney, pursuant to and to the extent permitted by this Power of Attorney, shall be valid as if such event had not occurred, whether or not the Attorney shall have received notice of such event.

Notwithstanding the foregoing, (i) if the Joint Bookrunning Manager Agreement shall not have been executed and delivered, or the transactions contemplated thereby shall not have been consummated by October 31, 2017, (ii) if the Offering Statement is withdrawn, (iii) if the Attorneys, or either of them, delivers notice that the undersigned has properly withdrawn in full from participation in the Offering at least five days prior to the anticipated pricing date of the Offering or (iv) when all actions required by paragraph (1) above have been taken on behalf of the undersigned (whether or not the Maximum Shares have been sold in the Offering), then from and after such date the undersigned shall have the power to revoke all authority hereby conferred by giving written notice on or promptly after such date to the Attorney that this Power of Attorney has been terminated; subject, however, to all lawful action done or performed by the Attorney pursuant to this Power of Attorney prior to the actual receipt of such notice. In addition, the undersigned shall have the power to revoke all authority hereby conferred by giving written notice on or before the date that is five business days prior to the estimated effective date of the Offering Statement, as communicated to the Selling Shareholders by the Selling Agents; subject, however, to all lawful action done or performed by the Attorneys, or any of them, pursuant to this Power of Attorney prior to the actual receipt of such notice.

(3)       The undersigned ratifies all that the Attorneys, or any of them, have done or shall do pursuant to paragraphs (1) and (2) of this Power of Attorney, to the extent permitted hereby.

(4)       The Attorneys, or any of them, shall be entitled to act and rely upon any statement, request, notice or instruction respecting this Power of Attorney given to such Attorney by the undersigned; provided, however, that the Attorneys, or any of them, shall not be entitled to act on any statement or notice to the Attorneys with respect to the Closing Date under the Joint Bookrunning Manager Agreement, or with respect to the termination of the Joint Bookrunning Manager Agreement, or advising that the Joint Bookrunning Manager Agreement shall not have been executed and delivered, unless such statement or notice shall have been confirmed in writing to the Attorney by the Selling Agents.

10

(5)       The undersigned, severally and not jointly with any one or more of the other Selling Shareholders, agrees to hold the Attorneys, or any of them, jointly and severally, free and harmless from any and all loss, damage or liability that they, or either one of them, may sustain as a result of any action taken in good faith hereunder and not due to the Attorney’s or Attorneys’ own gross negligence, willful misconduct or bad faith. It is understood that the Attorneys shall serve without compensation.

(6)       The Selling Agents, the Company, the Custodian, the Transfer Agent and all other persons dealing with the Attorneys as such may rely and act upon any writing believed in good faith to be signed by the Attorneys, or any of them, on behalf of the undersigned.

(7)       This Power of Attorney shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws that would result in the application of any law other than the laws of the State of New York.

(8)       For the avoidance of doubt, whenever two or more powers of attorney granting the powers specified in this Power of Attorney are valid, the agents appointed in each shall act separately unless otherwise specified.

[Remainder of Page Intentionally Left Blank]

11

This Power of Attorney has been duly executed as of the date below.

Date: ___________________	________________________________________
Print name(s)
Maximum Number of
Shares to be sold to the
Selling Agents:

__________________	________________________________________
Sign

________________________________________
Name and Title of Signatory (if an entity)

WITNESSES

Instruction: To be completed only if this power of attorney is not notarized on the following page.

________________________________________

Print Name of Witness #1

________________________________________

Sign

________________________________________

Print Name of Witness #2

________________________________________

Sign

12

ACKNOWLEDGMENT

Instruction: To be completed only if this power of attorney is not witnessed on the preceding page.

For Individuals:

STATE OF _______________	)
	)	ss.:
COUNTY OF _____________	)

On the _____ day of _______________ in the year 2017 before me, the undersigned, a Notary Public in and for said State, personally appeared ______________________ and _________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

(Signature and office of individual taking acknowledgment)

For Entities:

STATE OF ________________	)
	)	ss.:
COUNTY OF ______________	)

On the _____ day of _______________ in the year 2017 before me, the undersigned, a Notary Public in and for said State, personally appeared _________________________, a(n) ______________________ of ___________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

13

Acknowledged and Accepted:

Date: ____________________________

The Attorneys:

________________________________

Signature of Scott Seaton

________________________________

Signature of William J. Rouhana, Jr.

STATE OF	)
	)	ss.:
COUNTY OF	)

On the ____ day of ______________ in the year 2017 before me, the undersigned, a Notary Public in and for said State, personally appeared Scott Seaton, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacities, that by his signatures on the instrument, the individuals, or the person upon behalf of which the individual acted, executed the instrument.

(Signature and office of individual taking acknowledgment)

STATE OF	)
	)	ss.:
COUNTY OF	)

On the ____ day of ______________ in the year 2017 before me, the undersigned, a Notary Public in and for said State, personally appeared William J. Rouhana, Jr., personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacities, that by his signatures on the instrument, the individuals, or the person upon behalf of which the individual acted, executed the instrument.

(Signature and office of individual taking acknowledgment)

14